As filed with the Securities and Exchange Commission on November 16, 2009

Registration Statement No. 333-126004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126004

EARTHLINK, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2511877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309

(Address of Principal Executive Offices) (Zip Code)

EarthLink, Inc. Stock Option Agreements and Warrants

(Full title of the plan)

Bradley A. Ferguson
Chief Financial Officer

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia  30309

(Name and address of agent for service)

(404) 815-0770

(Telephone number, including area code, of agent for service)

Copies to:

David M. Carter, Esq.

Troutman Sanders LLP

1001 Haxall Point

P.O. Box 1122

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the “S-8 Registration Statement”) of EarthLink, Inc. (the “Company”):

•                  File-No. 333-126004, filed June 21, 2005, registering 238,862 shares of the Company’s common stock together with rights to purchase associated Series D Junior Preferred Stock issuable pursuant to outstanding employee and consultant stock option agreements and warrants.

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 16, 2009.

EARTHLINK, INC.
(Registrant)

By:	/s/ ROLLA P. HUFF
Name:	Rolla P. Huff
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ ROLLA P. HUFF	Chairman of the Board and Chief Executive Officer	November 16, 2009
Rolla P. Huff	(principal executive officer)

/s/ BRADLEY A. FERGUSON	Chief Financial Officer	November 16, 2009
Bradley A. Ferguson	(principal financial and accounting officer)

/s/ SUSAN D. BOWICK	Director	November 16, 2009
Susan D. Bowick

/s/ S. MARCE FULLER	Director	November 16, 2009
S. Marce Fuller

/s/ TERRELL B. JONES	Director	November 16, 2009
Terrell B. Jones

/s/ DAVID A. KORETZ	Director	November 16, 2009
David A. Koretz

/s/ THOMAS E. WHEELER	Director	November 16, 2009
Thomas E. Wheeler

/s/ M. WAYNE WISEHART	Director	November 16, 2009
M. Wayne Wisehart